Exhibit 5.1

September 30, 2025 Super League Enterprise, Inc. 2856 Colorado Avenue Santa Monica, CA 90404

Re: Registration Statement on Form S-1 of Super League Enterprise, Inc.

Ladies and Gentlemen:

We have acted as counsel to Super League Enterprise, Inc., a Delaware corporation (the “Company”), in connection with its filing of a Registration Statement on Form S-1 (Registration No. 333-288730) (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “Commission”), relating to the resale of up to an aggregate of 4,081,633 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), by Yield Point NY LLC, a New York limited liability company (“Yield Point”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed in this letter as to any matter pertaining to the contents of the Registration Statement or the prospectus contained with the Registration Statement, other than as expressly stated in this letter.

In making our examination, we have assumed the legal capacity of all natural persons, that all signatures on documents examined by us are genuine, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies.  We have also assumed the accuracy and completeness of all information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.  We have relied upon a certificate and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions stated below.

We do not express any opinion with respect to the laws of any jurisdiction other than the applicable provisions of the General Corporation Law of the State of Delaware as in effect on the date of this letter. We neither express nor imply any obligation with respect to any other laws or the laws of any other jurisdiction or of the United States. This letter speaks as of its date, and we do not undertake (and hereby disclaim any) obligation to update this letter.

Based upon the foregoing and subject to the assumptions, exceptions, limitations, and qualifications set forth in this letter, it is our opinion that the shares of Common Stock that may be resold by Yield Point have been duly authorized for issuance by the Company and, when issued and sold by the Company in accordance with the terms of the Purchase Agreement against the Company’s receipt of payment therefor (in an amount of consideration not less than the par value per Share), and duly registered on the books of the transfer agent and registrar for the Shares in the name or on behalf of Yield Point, will be validly issued, fully paid, and non-assessable shares of Common Stock.

This letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated, or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this letter with the Commission as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated under the Securities Act.

Very truly yours,

/s/ Disclosure Law Group

Disclosure Law Group, a Professional Corporation

600 West Broadway Suite 700 San Diego CA 92101 T 619.272.7050	www.disclosurelawgroup.com